CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

American Realty Capital Properties, Inc.

Announces Upsizing and Pricing of Follow-On Offering of

3,250,000 Shares of Common Stock

New York, New York, June 13, 2012 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (the “Company”) announced today the pricing of its previously announced underwritten public offering of common stock at a price of $10.00 per share, less underwriting discounts and commissions. The size of the offering has been upsized from 3,000,000 shares to 3,250,000 shares. The Company has also granted the underwriters a 30-day option to purchase up to an aggregate of 487,500 additional shares of common stock to cover any over-allotments. The Company expects the transaction to close on June 18, 2012.

Robert W. Baird & Co. Incorporated, Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), and JMP Securities LLC are acting as joint book-running managers of the offering. Maxim Group LLC and National Securities Corporation are acting as co-managers for the offering.

The Company intends to use the net proceeds from the offering to make additional property acquisitions and repay certain indebtedness.

“This was an extraordinary execution,” observed Nicholas S. Schorsch, Chairman and Chief Executive Officer of the Company. “We are particularly pleased that this offering expands our institutional shareholder base while permitting us to continue to grow and further diversify our property portfolio, adding 22 high quality real estate assets occupied by four strong national corporate tenants. These acquisitions are entirely consistent with our investment strategy and increase our portfolio’s tenant mix and geographic diversification. We continue to find our transaction “pipeline” full, and are pleased with the seamless capital markets execution allowing us funds to further grow our business.”

___________________________________________________________________________________________________________________

Important Notice

American Realty Capital Properties, Inc. is a publicly traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single-tenant, freestanding commercial properties generally subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Company and this offering. The offering of these securities will be made only by means of a prospectus. A copy of the preliminary prospectus relating to the offering is available on the SEC website at:

http://www.sec.gov/Archives/edgar/data/1507385/000114420412031826/v314528_s11.htm.

Investors may obtain these documents free of charge from the Securities and Exchange Commission’s website at www.sec.gov.

An investor should read the Company’s preliminary prospectus and prospectus carefully before investing. The preliminary prospectus and prospectus contain important information about the Company and its investment objective and policies, risks, charges and expenses.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.